As filed with the Securities and Exchange Commission on February 13, 2026

Registration No. 333-280095

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-1 REGISTRATION STATEMENT NO. 333-280095

SCHMID Group N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	3823	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Robert-Bosch-Str. 32-36,

72250

Freudenstadt, Germany

Tel: +49 7441 538 0

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: 1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications

sent to agent for service, should be sent to:

Axel Wittmann

George Hacket

Junghofstrasse 14

60311 Frankfurt, Germany

+49 (69) 7199 1528

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

SCHMID Group N.V. (the “Registrant”) is filing this Post-Effective Amendment to its Registration Statement on Form F-1 (No. 333-280095), which was declared effective by the U.S. Securities and Exchange Commission on September 30, 2024, to terminate all offerings under the Registration Statement and to deregister any and all securities registered thereunder that remain unsold as of the date of filing of this Post-Effective Amendment. If applicable, the Registrant may apply any remaining fees previously paid with respect to such unsold securities to future filings in accordance with Rule 457(p) under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Freudenstadt, Germany, on February 13, 2026.

SCHMID Group N.V.

By:	/s/ Arthur Schuetz
Name: Arthur Schuetz
Title: Chief Financial Officer